Exhibit 99.1

Murphy USA Inc. Reports Second Quarter 2016 Results

El Dorado, Arkansas, August 3, 2016 – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three and six months ended June 30, 2016.
Key Highlights:

•	Net income was $46.3 million, or $1.17 per diluted share in Q2 2016

•	Retail fuel contribution grew 22.5% as higher unit margins of 10.8 cpg offset a 1.3% decline in same store fuel gallons; total gallons grew 2.2% to 1.03 billion gallons for the network

•	Product supply and wholesale (PS&W) contribution, including RIN income, was $61.2 million in Q2, or a combined 5.9 cpg on a retail gallon equivalent basis

•	Merchandise contribution dollars grew 10.8% year over year to $92.7 million at average unit margins of 15.7%, which is a second consecutive quarterly record

•	Common shares repurchased totaled 244,000 for $17 million at an average price of roughly $70.00 per share under the previously announced program of up to $500 million

•
15 stores opened during the quarter, including seven raze and rebuilds, with construction in progress at 40 new sites and three raze and rebuilds, most of which will be placed into service during the third quarter

"Second quarter results showcased the benefits of our differentiated fuel-driven business model,” said President and CEO Andrew Clyde. “We continue to demonstrate tangible progress among the core elements of our formula for value creation as we accelerate new store additions, generate record merchandise margins, and diligently focus on cost control initiatives, all of which result in strong improvement to our fuel breakeven metric,” Clyde went on to say. "On top of strong organic earnings growth and other corporate initiatives, we continue to allocate capital in a manner consistent with maximizing shareholder returns through high-quality organic growth opportunities and share repurchases," Mr. Clyde concluded.

Consolidated Results

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2016	2015	2016	2015
Net income ($ Millions)	$46.3	$26.2	$132.2	$49.1
Earnings per share (diluted)	$1.17	$0.59	$3.26	$1.09
Net income from continuing operations ($ Millions)	$46.3	$24.8	$132.2	$48.3
EPS from continuing operations (diluted)	$1.17	$0.56	$3.26	$1.07
Adjusted EBITDA ($ Millions)	$108.6	$73.6	$191.6	$137.1
Income from continuing operations, Adjusted EBITDA and earnings per share improved significantly in the Q2 2016 period due to higher retail fuel margins, higher network fuel volumes, increased merchandise margins, and higher RIN sales.
Fuel

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2016	2015	2016	2015
Retail fuel volume - chain (Million gal)	1,033.3	1,011.4	2,040.5	1,974.2
Retail fuel volume - per site (K gal APSM)	258.6	265.2	255.3	259.4
Retail fuel margin (cpg excl credit card fees)	10.8	9.0	11.0	9.5
Total retail fuel contribution ($ Millions)	$112.0	$91.4	$224.0	$187.3
Retail fuel contribution ($K APSM)	$28.0	$24.0	$28.0	$24.6
PS&W contribution ($ Millions excl RINs)	$17.4	$14.4	$8.2	$13.4
RIN sales ($ Millions)	$43.9	$36.2	$82.6	$73.8
Total retail fuel contribution dollars increased 22.5% in Q2 2016 due to higher volumes from new stores and stronger margins. Total network retail gallons sold in the quarter increased 2.2%, while same store gallons declined by 1.3%. Per store volumes declined 2.5% on an APSM basis, reflecting the impact of the high number of new stores opened in Q4 2015 that are still ramping up operations which include a higher mix of Midwest locations that historically perform below the chain average. In addition, high volume stores closed for raze and rebuild also impacted the APSM metric.
Product Supply & Wholesale margins totaled $17.4 million in the second quarter, reflecting an upward trend in product prices, creating positive timing and inventory variances. Results were also positively impacted due to periods of tighter market conditions driven by pipeline maintenance and high demand.
In the current quarter, 57.0 million RINs were sold at an average price of $0.77 per RIN, or $43.9 million. For the prior year quarter, RINs added $36.2 million to income as 58.4 million RINs were sold at an average price of $0.62 per RIN. On a combined basis, PS&W and RINs effectively contributed an additional 5.9 cpg to the retail fuel margin (e.g. dividing by retail gallons sold) in Q2 2016 compared to 5.0 cpg in Q2 2015.
Merchandise

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2016	2015	2016	2015
Total merchandise sales ($ Millions)	$589.5	$572.2	$1,151.2	$1,096.3
Total merchandise contribution ($ Millions)	$92.7	$83.6	$178.6	$157.2
Total merchandise sales ($K APSM)	$147.5	$150.0	$144.0	$144.1
Merchandise unit margin (%)	15.7%	14.6%	15.5%	14.3%
Tobacco contribution ($K APSM)	$13.7	$12.9	$13.3	$12.3
Non-tobacco contribution ($K APSM)	$9.5	$9.0	$9.1	$8.4
Total merchandise contribution ($K APSM)	$23.2	$21.9	$22.4	$20.7
Total merchandise sales increased 3.0% in Q2, driven primarily by new store additions and partially offset by a 1.7% decrease in APSM sales. Due to the aforementioned higher mix of new stores in the Midwest region, same store sales were down only 0.1% year-over-year. Total margin contribution, however, increased 10.8% for the quarter, attributable to new store additions, Core-Mark supply contract benefits, as well as per store improvements from pricing and promotional effectiveness. As a result, total unit margins were up by 110 basis points from 14.6% in the prior period, setting a second consecutive quarterly record of 15.7%.
Tobacco contribution margin per store was up 5.9% to $13,651 due primarily to the Core-Mark supply advantage, price increases, and to a lesser extent, higher rebates, while sales were down 3.6% on an APSM basis, concentrated in a few states with large tax/minimum markup changes.
Non-tobacco sales were up 9.7% versus the prior period, generating 5.6% growth in non-tobacco contribution per store of $9,536, driven by a robust lotto/lottery category, snacks and beverages. The overall product mix continues to benefit from larger store formats, refresh initiatives, super-cooler installations and promotional activity.
Other areas

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2016	2015	2016	2015
Total station and other operating expense ($ Millions)	$125.1	$122.4	$241.9	$236.9
Station OPEX excl credit card fees ($K APSM)	$21.8	$21.9	$21.3	$21.6
Total SG&A cost ($ Millions)	$32.3	$32.9	$63.8	$64.0

Total station and other operating expenses increased $2.8 million for the quarter, reflecting new store additions. However, on a per store basis, operating expenses excluding credit card fees declined 0.9% with labor costs down 2.8%, offset by accelerated maintenance refresh costs.

Station Openings
Murphy USA opened eight retail locations in Q2 2016 (not including seven raze and rebuilds), bringing the quarter end store count to 1,344, consisting of 1,118 Murphy USA sites and 226 Murphy Express sites. A total of 40 stores are currently under construction along with three kiosks undergoing a raze and rebuild which will return to operation as 1,200 sq foot stores during third quarter.
Cash Flow and Financial Resources

	Three Months Ended June 30,		Six Months Ended June 30,
Key Metrics (Millions except average shares)	2016	2015	2016	2015
Cash flow from continuing operations	$91.7	$34.9	$168.6	$65.1
Capital expenditures	($69.3)	($56.3)	($116.6)	($87.9)
Free cash flow (non-GAAP)	$22.4	($21.4)	$52.0	($22.8)
Cash and cash equivalents	$254.2	$120.5	$254.2	$120.5
Long-term debt	$648.3	$489.3	$648.3	$489.3
Average shares outstanding, thousands (diluted)	39,720	44,409	40,505	45,218
Cash balances on June 30, 2016 totaled $254.2 million, not including restricted cash of $53.9 million related to unspent sales proceeds from the CAM pipeline held by a third party trustee in order for the Company to effect like-kind exchange transactions to defer tax gains. This amount is included in non-current assets on the balance sheet as of June 30, 2016.
Long-term debt consisted of approximately $488 million in carrying value of 6% senior notes due in 2023, and $190 million of term debt less $30 million of expected amortization, which is reflected in Current Liabilities. The Company's asset-based loan facility remains undrawn with a borrowing base of $183.1 million as of July 2016.
Approximately 244,000 shares were repurchased during the current quarter for $17 million. At June 30, 2016, the Company had common shares outstanding of 39,163,458.

* * * * *
Earnings Call Information
The Company will host a conference call on August 4, 2016, at 10:00 a.m. Central time to discuss second quarter 2016 results. The conference call number is 1 (877) 291-1367 and the conference number is 44236696. A live audio webcast of the conference call and the earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Online replays of the earnings call will be available through Murphy USA’s web site and a recording of the call will be available through August 5, 2016, by dialing 1(855) 859-2056 and referencing conference number 44236696. In addition, a transcript of the event will be made available on the website shortly following the conference call.

Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs and trends in our operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; efficient and proper allocation of our capital resources; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC report, including our Annual Report on our Form 10-K for the year ended December 31, 2015 contains other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul (870) 875-7683 Director, Investor Relations christian.pikul@murphyusa.com Cell 870-677-0278	Media/ Public Relations Contact: Jerianne Thomas (870) 875-7770 Director, Corporate Communications jerianne.thomas@murphyusa.com Cell - 870-866-6321

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars except per share amounts)	2016	2015	2016	2015
Revenues
Petroleum product sales (a)	$2,371,735	$2,858,910	$4,260,019	$5,216,989
Merchandise sales	589,457	572,164	1,151,194	1,096,301
Other operating revenues	44,570	36,912	84,811	75,460
Total revenues	3,005,762	3,467,986	5,496,024	6,388,750
Costs and Operating Expenses
Petroleum product cost of goods sold (a)	2,242,936	2,750,602	4,026,065	5,011,688
Merchandise cost of goods sold	496,801	488,540	972,603	939,093
Station and other operating expenses	125,145	122,377	241,919	236,912
Depreciation and amortization	23,685	21,215	47,171	42,318
Selling, general and administrative	32,320	32,886	63,823	63,979
Accretion of asset retirement obligations	412	379	825	757
Total costs and operating expenses	2,921,299	3,415,999	5,352,406	6,294,747
Income from operations	84,463	51,987	143,618	94,003
Other income (expense)
Interest income	250	15	330	1,888
Interest expense	(10,210)	(8,329)	(19,598)	(16,658)
Gain (loss) on sale of assets	(490)	(23)	88,975	(19)
Other nonoperating income (expense)	85	(4,854)	118	510
Total other income (expense)	(10,365)	(13,191)	69,825	(14,279)
Income before income taxes	74,098	38,796	213,443	79,724
Income tax expense	27,788	13,976	81,259	31,387
Income from continuing operations	46,310	24,820	132,184	48,337
Income (loss) from discontinued operations, net of taxes	—	1,371	—	786
Net Income	$46,310	$26,191	$132,184	$49,123
Earnings per share - basic:
Income from continuing operations	$1.18	$0.56	$3.29	$1.07
Income (loss) from discontinued operations	—	0.03	—	0.02
Net Income - basic	$1.18	$0.59	$3.29	$1.09
Earnings per share - diluted:
Income from continuing operations	$1.17	$0.56	$3.26	$1.07
Income (loss) from discontinued operations	—	0.03	—	0.02
Net Income - diluted	$1.17	$0.59	$3.26	$1.09
Weighted-average shares outstanding (in thousands):
Basic	39,360	44,078	40,134	44,851
Diluted	39,720	44,409	40,505	45,218
Supplemental information:
(a) Includes excise taxes of:	$487,923	$483,470	$960,533	$946,444

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Thousands of dollars, except volume per store month, margins and store counts)	Three Months Ended June 30,		Six Months Ended June 30,
Marketing Segment	2016	2015	2016	2015

Revenues
Petroleum product sales	$2,371,735	$2,858,910	$4,260,019	$5,216,989
Merchandise sales	589,457	572,164	1,151,194	1,096,301
Other operating revenues	44,558	36,911	84,595	75,199
Total revenues	3,005,750	3,467,985	5,495,808	6,388,489

Costs and operating expenses
Petroleum products cost of goods sold	2,242,936	2,750,602	4,026,065	5,011,688
Merchandise cost of goods sold	496,801	488,540	972,603	939,093
Station and other operating expenses	125,145	122,377	241,919	236,911
Depreciation and amortization	22,118	19,975	44,033	39,878
Selling, general and administrative	32,319	32,885	63,822	63,979
Accretion of asset retirement obligations	412	379	825	757
Total costs and operating expenses	2,919,731	3,414,758	5,349,267	6,292,306

Income from operations	86,019	53,227	146,541	96,183

Other income
Interest expense	(12)	(5)	(21)	(7)
Gain (loss) on sale of assets	(489)	(23)	88,976	(19)
Other nonoperating income	13	146	41	225
Total other income	(488)	118	88,996	199

Income from continuing operations
before income taxes	85,531	53,345	235,537	96,382
Income tax expense	32,089	19,877	89,670	38,159
Income from continuing operations	$53,442	$33,468	$145,867	$58,223

Total tobacco sales revenue per store month	$110,309	$114,470	$108,173	$110,575
Total non-tobacco sales revenue per store month	37,203	35,528	35,874	33,488
Total merchandise sales revenue per store month	$147,512	$149,998	$144,047	$144,063

Store count at end of period	1,344	1,277	1,344	1,277
Total store months during the period	3,996	3,814	7,992	7,610

Same store sales information (compared to APSM metrics)

	Variance from prior year quarter
	SSS	APSM
	Three months ended
	June 30, 2016
Fuel gallons per month	(1.3)%	(2.5)%

Merchandise sales	(0.1)%	(1.7)%
Tobacco sales	(1.4)%	(3.6)%
Non tobacco sales	4.3%	4.7%

Merchandise margin	7.0%	5.8%
Tobacco margin	8.5%	5.9%
Non tobacco margin	4.9%	5.6%

Murphy USA Inc.
Consolidated Balance Sheets

(Thousands of dollars)	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$254,210	$102,335
Accounts receivable—trade, less allowance for doubtful accounts of $1,988 in 2016 and $1,963 in 2015	148,211	136,253
Inventories, at lower of cost or market	152,494	155,906
Prepaid expenses and other current assets	17,066	41,173
Total current assets	571,981	435,667
Property, plant and equipment, at cost less accumulated depreciation and amortization of $732,114 in 2016 and $724,486 in 2015	1,430,816	1,369,318
Restricted cash	53,853	68,571
Other assets	27,196	12,685
Total assets	$2,083,846	$1,886,241
Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$30,372	$222
Trade accounts payable and accrued liabilities	401,141	390,341
Income taxes payable	24,184	—
Deferred income taxes	—	1,729
Total current liabilities	455,697	392,292

Long-term debt, including capitalized lease obligations	648,266	490,160
Deferred income taxes	177,570	161,236
Asset retirement obligations	25,012	24,345
Deferred credits and other liabilities	19,389	25,918
Total liabilities	1,325,934	1,093,951
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 and 46,767,164 shares issued at
2016 and 2015, respectively)	468	468
Treasury stock (7,603,706 and 5,088,434 shares held at
June 30, 2016 and December 31, 2015, respectively)	(454,496)	(294,139)
Additional paid in capital (APIC)	551,977	558,182
Retained earnings	659,963	527,779
Total stockholders' equity	757,912	792,290
Total liabilities and stockholders' equity	$2,083,846	$1,886,241

Murphy USA Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars)	2016	2015	2016	2015
Operating Activities
Net income	$46,310	$26,191	$132,184	$49,123
Adjustments to reconcile net income to net cash provided by operating activities
(Income) loss from discontinued operations, net of taxes	—	(1,371)	—	(786)
Depreciation and amortization	23,685	21,215	47,171	42,318
Deferred and noncurrent income tax charges (credits)	(14,250)	(4,395)	14,605	(9,468)
Accretion of asset retirement obligations	412	379	825	757
Pretax (gains) losses from sale of assets	490	23	(88,975)	19
Net (increase) decrease in noncash operating working capital	32,580	(12,597)	57,427	(24,910)
Other operating activities - net	2,461	5,491	5,365	8,010
Net cash provided by continuing operations	91,688	34,936	168,602	65,063
Net cash provided by discontinued operations	—	8,462	—	12,753
Net cash provided by operating activities	91,688	43,398	168,602	77,816
Investing Activities
Property additions	(69,286)	(56,273)	(116,569)	(87,895)
Proceeds from sale of assets	287	9	86,298	91
Changes in restricted cash	77,079	—	13,429	—
Other investing activities - net	(13,838)	—	(15,138)	—
Investing activities of discontinued operations
Sales proceeds	—	—	—	—
Other	—	(2,807)	—	(3,762)
Net cash required by investing activities	(5,758)	(59,071)	(31,980)	(91,566)
Financing Activities
Purchase of treasury stock	(17,095)	(150,399)	(167,105)	(189,834)
Borrowings of debt	—	—	200,000	—
Repayments of debt	(10,092)	(31)	(10,165)	(46)
Debt issuance costs	(126)	—	(3,240)	—
Amounts related to share-based compensation	(108)	(123)	(4,237)	(3,030)
Net cash provided by (required by) financing activities	(27,421)	(150,553)	15,253	(192,910)
Net increase (decrease) in cash and cash equivalents	58,509	(166,226)	151,875	(206,660)
Cash and cash equivalents at beginning of period	195,701	287,671	102,335	328,105
Cash and cash equivalents at end of period	254,210	121,445	254,210	121,445
Less: Cash and cash equivalents held for sale	—	976	—	976
Cash and cash equivalents of continuing operations at end of period	$254,210	$120,469	$254,210	$120,469

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the Company’s Adjusted EBITDA for the three and six months ended June 30, 2016 and 2015. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, gain (loss) on sale of assets and other non-operating expense (income)). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use this Adjusted EBITDA in our operational and financial decision-making, believing that such measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars)	2016	2015	2016	2015

Net income	$46,310	$26,191	$132,184	$49,123

Income taxes	27,788	13,976	81,259	31,387
Interest expense, net of interest income	9,960	8,314	19,268	14,770
Depreciation and amortization	23,685	21,215	47,171	42,318
EBITDA	$107,743	$69,696	$279,882	$137,598

(Income) loss from discontinued operations, net of tax	—	(1,371)	—	(786)
Accretion of asset retirement obligations	412	379	825	757
(Gain) loss on sale of assets	490	23	(88,975)	19
Other nonoperating (income) expense	(85)	4,854	(118)	(510)
Adjusted EBITDA	$108,560	$73,581	$191,614	$137,078

The Company also considers Free Cash Flow in the operation of its business. Free cash flow is defined as net cash provided by operating activities in a period minus payments for property and equipment made in that period. Free cash flow is also considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for us in evaluating the Company’s performance. Free cash flow should be considered in addition to, rather than as a substitute for consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.
Numerous methods may exist to calculate a company’s free cash flow. As a result, the method used by our management to calculate our free cash flow may differ from the methods other companies use to calculate their free cash flow. The following table provides a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, which we believe to be the GAAP financial measure most directly comparable to free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars)	2016	2015	2016	2015

Net cash provided by continuing operations	$91,688	$34,936	$168,602	$65,063
Payments for property and equipment	(69,286)	(56,273)	(116,569)	(87,895)
Free cash flow	$22,402	$(21,337)	$52,033	$(22,832)